Exhibit 4(k)

Executed in 45 counterparts of which this is counterpart no. 3

This instrument was prepared by:

Paul I. Cutler
Florida Power & Light Company
700 Universe Boulevard
Juno Beach, Florida 33408

FLORIDA POWER & LIGHT COMPANY

to

DEUTSCHE BANK TRUST COMPANY AMERICAS

(formerly known as Bankers Trust Company)

As Trustee under Florida Power & Light
Company’s Mortgage and Deed of Trust,
Dated as of January 1, 1944.

One Hundred Twenty-Eighth Supplemental Indenture

Relating to the Modification of the Mortgage

Dated as of June 15, 2018

There is no additional indebtedness being incurred in connection with the recording of this Supplemental Indenture. Under Sections 201.08(4) and 199.133(1), Florida Statutes, respectively, no Documentary Stamp Tax or Intangible Personal Property Tax is payable.

ONE HUNDRED TWENTY-EIGHTH SUPPLEMENTAL INDENTURE

INDENTURE, dated as of the 15th day of June, 2018, made and entered into by and between Florida Power & Light Company, a corporation of the State of Florida, whose post office address is 700 Universe Boulevard, Juno Beach, Florida 33408 (hereinafter sometimes called “FPL”), and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), a corporation of the State of New York, whose post office address is 60 Wall Street, 16th Floor, New York, New York 10005 (hereinafter called the “Trustee”), as the one hundred twenty-eighth supplemental indenture (hereinafter called the “One Hundred Twenty-Eighth Supplemental Indenture”) to the Mortgage and Deed of Trust, dated as of January 1, 1944 (as heretofore amended and supplemented, hereinafter called the “Mortgage”), made and entered into by FPL, the Trustee and The Florida National Bank of Jacksonville, as Co-Trustee (now resigned), the Trustee now acting as the sole trustee under the Mortgage, which Mortgage was executed and delivered by FPL to secure the payment of bonds issued or to be issued under and in accordance with the provisions thereof, reference to which Mortgage is hereby made, this One Hundred Twenty-Eighth Supplemental Indenture being supplemental thereto;

Whereas, by an instrument, dated as of April 15, 2002, filed with the Banking Department of the State of New York, Bankers Trust Company effected a corporate name change pursuant to which, effective such date, it is known as Deutsche Bank Trust Company Americas; and

Whereas, FPL has transferred to New Hampshire Transmission, LLC, a Delaware limited liability company, all of FPL’s property located in the State of New Hampshire that previously was subject to the lien of the Mortgage, and the Trustee by instrument dated June 29, 2010 (the “Release”) released such property from the lien of the Mortgage, and released and discharged the supplemental indentures and mortgages recorded in the State of New Hampshire listed on Exhibit B to the Release; and

Whereas, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon FPL by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and FPL may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or FPL may cure any ambiguity contained therein, or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said first series, by an instrument in writing executed and acknowledged by FPL in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Mortgage shall be situated; and

Whereas, FPL now desires to add to its covenants and agreements contained in the Mortgage certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, none of which require the consent of any bondholder; and

Whereas, the execution and delivery by FPL of this One Hundred Twenty-Eighth Supplemental Indenture have been duly authorized by the Board of Directors of FPL by appropriate resolutions of said Board of Directors;

Now, Therefore, This Indenture Witnesseth: That FPL, in consideration of the premises and of One Dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, covenants and agrees to and with the Trustee and its successors in said trust under the Mortgage, as follows:

ARTICLE I
Amendments to the Mortgage

Section 1. Change to Majority Consent for Amendments. Pursuant to the reservation of right in Section 2 of the Eightieth Supplemental Indenture, dated as of May 1, 1992, and there being no Outstanding bonds of any series created prior to the Eighty-first Series, FPL hereby amends Sections 112, 113 and 116 of the Mortgage to read as set forth in Section 2 of such Eightieth Supplemental Indenture; provided that, to cure an ambiguity in such Eightieth Supplemental Indenture pursuant to Section 120 of the Mortgage, the words “duly adopted by” in Section 113 shall be changed to “duly adopted (a) by”.

Section 2. Change Permitting Certain Easements, Leases and Rights of Way. Pursuant to the reservation of right in Section 1 of the Seventy-fourth Supplemental Indenture, dated as of July 2, 1991, and there being no Outstanding bonds of any series created prior to such Supplemental Indenture, FPL hereby amends Sections 6 and 58 of the Mortgage as set forth in Section 1 of such Seventy-fourth Supplemental Indenture.

Section 3. Change to Publication Requirements upon Trustee Resignation. Pursuant to the reservations of right in Sections 3 and 4 of the Fifty-first Supplemental Indenture, dated as of January 1, 1984, and there being no Outstanding bonds of any series created prior to the Fifty-first Series, FPL hereby amends Sections 101 and 99 of the Mortgage as set forth in Sections 3 and 4 of such Fifty-first Supplemental Indenture, respectively.

Section 4. New Definitions. To cure certain ambiguities in the Mortgage pursuant to Section 120 of the Mortgage, FPL hereby amends:

1.	Section 2 of the Mortgage by adding the following definitions before the definition of “the Company” reading as follows:

The term “capital stock” shall mean the common stock and any preferred stock and any preference stock issued by an entity.

The terms “Common Stock” and “common stock” shall mean the class of stock, shares or other ownership interests in the issuer thereof howsoever evidenced (including, without limitation, limited liability company membership interests) that has ordinary voting power for the election of directors, managers or trustees (or other persons performing similar functions) of the issuer, as applicable, provided that preference stock and preferred stock, even if it has such ordinary voting power, shall not be considered common stock.

2.	Section 2 of the Mortgage by adding the following definitions after the definition of “the Company” reading as follows:

The terms “Corporation” and “corporation” shall mean a corporation, association, company (including, without limitation, limited liability company) or business trust, and references to “corporate” and other derivations of “corporation” herein shall be deemed to include appropriate derivations of such entities.

The term “director” shall mean any director, manager, trustee or other person performing similar functions for a corporation.

3.	Section 2 of the Mortgage by adding a definition of “officer” before the definition of “Outstanding” reading as follows:

The term “officer” shall mean any officer, manager, trustee or other person performing similar functions for a corporation.

4.	Section 2 of the Mortgage by adding the following definitions after the definition of “Outstanding” reading as follows:

The terms “Preference Stock,” “preference stock,” “Preferred Stock” and “preferred stock” shall mean any class of stock, shares or other ownership interests in the issuer thereof howsoever evidenced (including, without limitation, limited liability company membership interests), whether with or without voting rights, that is entitled to dividends or distributions prior to the payment of dividends or distributions with respect to common stock.

The term “stockholders” shall mean the owners of any capital stock of a corporation and shall include any members and other owners of ownership interests in limited liability companies or other corporations.

and

5.	Section 3 of the Mortgage by adding a definition of “Board of Directors” before the definition of “Resolution” reading as follows:

The term “Board of Directors” shall mean the board of directors, the board of managers or the equivalent governing body of an entity, or any committee, corporation, individual or group of individuals duly authorized to act for such entity in respect of matters relating to this Indenture.

ARTICLE II
Reservations of Rights to Amend the Mortgage

Section 5. Delete Requirement for a Resolution for Releases. FPL reserves the right, without any vote, consent or other action by the holders of bonds of any series created after the date of this One Hundred Twenty-Eighth Supplemental Indenture, to amend the Mortgage, as hereby amended, to amend subdivision (1) of Section 59 of the Mortgage to read as follows:

(1) a written request signed by an officer of the Company describing in reasonable detail the property to be released and requesting such release;

Section 6. Delete Requirement for Sale or Disposition of Released Property. FPL reserves the right, without any vote, consent or other action by the holders of bonds of any series created after the date of this One Hundred Twenty-Eighth Supplemental Indenture, to amend the Mortgage, as hereby amended, to amend clause (a) of subdivision (3) of Section 59 of the Mortgage to read as follows:

(a) that the Company has decided to release from the Lien hereof the property to be released;

Section 7. Add Release Provision for Unfunded Property. FPL reserves the right, without any vote, consent or other action by the holders of bonds of any series created after the date of this One Hundred Twenty-Eighth Supplemental Indenture, to amend the Mortgage, as hereby amended, to amend Section 60 of the Mortgage by inserting “(I)” before the word “Unless” in the first line thereof, and by adding a subsection (II) at the end of Section 60 to read substantially as follows:

(II) Unless the Company is in default in the payment of the interest on any bonds then Outstanding hereunder or one or more of the Defaults defined in Section 65 hereof shall have occurred and be continuing, the Company may obtain the release of any of the Mortgaged and Pledged Property that is not Funded Property, except cash then held by the Corporate Trustee (provided, however, that Qualified Lien Bonds deposited with the Corporate Trustee shall not be released or surrendered except as provided in Article IX hereof and obligations secured by purchase money mortgage deposited with the Corporate Trustee shall not be released except as provided in Section 61 hereof), and the Corporate Trustee and any other Trustee shall release all the right, title and interest of the Trustees in and to the same from the Lien hereof upon application of the Company and receipt by the Corporate Trustee of the following (in lieu of complying with the requirements of Section 59 hereof):

(1)       an Officers’ Certificate complying with the requirements of Section 121 hereof and describing in reasonable detail the property to be released and requesting such release, and stating:

(a)       that the Company is not in default in the payment of interest on any bonds then Outstanding hereunder and that no Default has occurred and is continuing;

(b)       that the Company has decided to release from the Lien hereof the property to be released;

(c)       that the property to be released is not Funded Property;

(d)       that (except in any case where a governmental body or agency has exercised a right to order the Company to divest itself of such property) such release is in the opinion of the signers desirable in the conduct of the business of the Company; and

(e)       the amount of cash and/or principal amount of obligations secured by purchase money mortgage received or to be received for any portion of said property sold to any Federal, State, County, Municipal or other governmental bodies or agencies or public or semi-public corporations, districts, or authorities;

(2)       an Engineer’s Certificate, made and dated not more than ninety (90) days prior to the date of such application, stating:

(a)       the fair value, in the opinion of the signers, of the property (or securities) to be released;

(b)       that in the opinion of the signers such release will not impair the security under this Indenture in contravention of the provisions hereof; and

(c)       that the Company has Property Additions constituting property that is not Funded Property (not including the Property Additions then being released) of a Cost or fair value to the Company (whichever is less) of not less than one dollar ($1) (after making any deductions and any additions pursuant to the provisions of Section 4(II) hereof) after deducting the Cost of the property then being released;

(3)       an Opinion of Counsel complying with the requirements of Section 121 hereof and stating that all conditions precedent provided for in this Indenture relating to the release of the property in question have been complied with; and

(4)       in case the Corporate Trustee or any other Trustee is requested to release any franchise, an Opinion of Counsel complying with the requirements of Section 121 hereof and stating that in his or their opinion such release will not impair to any material extent the right of the Company to operate any of its remaining properties.

Section 8. Change Retired Bond Credits for Releases. FPL reserves the right, without any vote, consent or other action by the holders of bonds of any series created after the date of this One Hundred Twenty-Eighth Supplemental Indenture, to amend the Mortgage, as hereby amended, to amend clause (c) of subdivision (4) of Section 59 of the Mortgage to read substantially as follows:

(c) the principal amount of each bond or fraction of bond to the authentication and delivery of which the Company shall be entitled under the provisions of Section 26 or 10/6ths of the principal amount of each bond or fraction of bond to the authentication and delivery of which the Company shall be entitled under the provisions of Section 29 hereof, by virtue of compliance with all applicable provisions of said Section 26 or Section 29, as the case may be (except as hereinafter in this Section otherwise provided); provided, however, that (except as hereinafter in this Section otherwise provided) the application for such release shall operate as a waiver by the Company of such right to the authentication and delivery of each such bond or fraction thereof on the basis of which right such property is released and to such extent no such bond or fraction thereof may thereafter be authenticated and delivered hereunder, and any Corresponding Retired Bonds or Corresponding Qualified Lien Bonds, as hereinafter defined, shall be deemed to have been made the basis of the release of such property; for purposes of this clause (c), the following definitions shall apply:

The term “Corresponding Retired Bond” shall mean the bond or fraction of a bond selected by the Company to serve as the basis under the provisions of Section 29 of the Mortgage for such right to the authentication and delivery of bond(s) or fraction of a bond so waived; and

The term “Corresponding Qualified Lien Bond” shall mean the Qualified Lien Bond selected by the Company to serve as the basis under the provisions of Section 26 of the Mortgage for such right to the authentication and delivery of bond(s) or fraction of a bond so waived;

Section 9. Delete Limitation on Five Year Old Property Additions. FPL reserves the right, without any vote, consent or other action by the holders of bonds of any series created after the date of this One Hundred Twenty-Eighth Supplemental Indenture, to amend the Mortgage, as hereby amended, to amend clause (b) of subdivision (4) of Section 59 of the Mortgage to delete the words “that no such application for release may be based in whole or in part upon Property Additions acquired, made or constructed more than five (5) years prior to the last day of the calendar month immediately preceding the date of such application, and provided, further,” from such clause.

Section 10. Change Excepted Encumbrances Definition. FPL reserves the right, without any vote, consent or other action by the holders of bonds of any series created after the date of this One Hundred Twenty-Eighth Supplemental Indenture, to amend the Mortgage, as hereby amended, to amend Section 6 of the Mortgage to replace the definition of “Excepted Encumbrances” with substantially the following:

The term “Excepted Encumbrances” shall mean as of any particular time, any of the following:

(a)       liens for taxes, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith by appropriate proceedings or of which at least ten (10) Business Days’ notice has not been given to the general counsel of the Company or to such other person or entity designated by the Company to receive such notices;

(b)       mechanics’, workmen’s, repairmen’s, materialmen’s, warehousemen’s, and carriers’ liens, other liens incident to construction, liens or privileges of any employees of the Company for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker’s compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten (10) Business Days’ notice has not been given to the general counsel of the Company or to such other person or entity designated by the Company to receive such notices;

(c)       liens in respect of attachments, judgments or awards arising out of judicial or administrative proceedings (i) in an amount not exceeding the greater of (A) Ten Million Dollars ($10,000,000) and (B) three percent (3%) of the principal amount of the bonds then Outstanding or (ii) with respect to which the Company shall (X) in good faith be prosecuting an appeal or other proceeding for review and with respect to which the Company shall have secured a stay of execution pending such appeal or other proceeding or (Y) have the right to prosecute an appeal or other proceeding for review or (Z) have not received at least ten (10) Business Days’ notice given to the general counsel of the Company or to such other person or entity designated by the Company to receive such notices;

(d)       easements, leases, reservations or other rights of others in, on, over and/or across, and laws, regulations and restrictions affecting, and defects, irregularities, exceptions and limitations in title to, the Mortgaged and Pledged Property or any part thereof; provided, however, that such easements, leases, reservations, rights, laws, regulations, restrictions, defects, irregularities, exceptions and limitations do not in the aggregate materially impair the use by the Company of the Mortgaged and Pledged Property considered as a whole for the purposes for which it is held by the Company;

(e)       liens, defects, irregularities, exceptions and limitations in (i) title to real property subject to rights-of-way in favor of the Company or otherwise or used or to be used by the Company primarily for right-of-way purposes; (ii) real property held under lease, easement, license or similar right; or (iii) the rights-of-way, leases, easements, licenses or similar rights in favor of the Company; provided, however, that (A) the Company shall have obtained from the apparent owner or owners of such real property a sufficient right, by the terms of the instrument granting such right-of-way, lease, easement, license or similar right, to the use thereof for the purposes for which the Company acquired the same; (B) the Company has power under eminent domain or similar statutes to remove or subordinate such liens, defects, irregularities, exceptions or limitations; or (C) such defects, irregularities, exceptions and limitations may be otherwise remedied without undue effort or expense; and defects, irregularities, exceptions and limitations in title to flood lands, flooding rights and/or water rights;

(f)       liens securing indebtedness or other obligations neither created, assumed nor guaranteed by the Company nor on account of which it customarily pays interest upon real property or rights in or relating to real property acquired by the Company for the purpose of the transmission or distribution of electric energy, gas or water, for the purpose of telephonic, telegraphic, radio, wireless or other electronic communication or otherwise for the purpose of obtaining rights-of-way;

(g)       leases existing on June 15, 2018 affecting properties owned by the Company at said date and renewals and extensions thereof; and leases affecting such properties entered into after such date or affecting properties acquired by the Company after such date which, in either case, (i) have respective terms of not more than ten (10) years (including extensions or renewals at the option of the tenant) or (ii) do not materially impair the use by the Company of such properties for the respective purposes for which they are held by the Company;

(h)       liens vested in lessors, licensors, franchisors or permitters for rent or other amounts to become due or for other obligations or acts to be performed, the payment of which rent or the performance of which other obligations or acts is required under leases, subleases, licenses, franchises or permits, so long as the payment of such rent or other amounts or the performance of such other obligations or acts is not delinquent or is being contested in good faith and by appropriate proceedings;

(i)       controls, restrictions, obligations, duties and/or other burdens imposed by Federal, State, Municipal or other law, or by rules, regulations or orders of Governmental Authorities, upon the Mortgaged and Pledged Property or any part thereof or the operation or use thereof or upon the Company with respect to the Mortgaged and Pledged Property or any part thereof or the operation or use thereof or with respect to any franchise, grant, license, permit or public purpose requirement, or any rights reserved to or otherwise vested in Governmental Authorities to impose any such controls, restrictions, obligations, duties and/or other burdens;

(j)       rights which Governmental Authorities may have by virtue of franchises, grants, licenses, permits or contracts, or by virtue of law, to purchase, recapture or designate a purchaser of or order the sale of the Mortgaged and Pledged Property or any part thereof, to terminate franchises, grants, licenses, permits, contracts or other rights or to regulate the property and business of the Company; and any and all obligations of the Company correlative to any such rights;

(k)       liens required by law or governmental regulations (i) as a condition to the transaction of any business or the exercise of any privilege or license, (ii) to enable the Company to maintain self-insurance or to participate in any funds established to cover any insurance risks, (iii) in connection with workmen’s compensation, unemployment insurance, social security, any pension or welfare benefit plan or (iv) to share in the privileges or benefits required for companies participating in one or more of the arrangements described in clauses (ii) and (iii) above;

(l)       liens on the Mortgaged and Pledged Property or any part thereof which are granted by the Company to secure duties or public or statutory obligations or to secure, or serve in lieu of, surety, stay or appeal bonds;

(m)       rights reserved to or vested in others to take or receive any part of any coal, ore, gas, oil and other minerals, any timber and/or any electric capacity or energy, gas, water, steam and any other products, developed, produced, manufactured, generated, purchased or otherwise acquired by the Company or by others on property of the Company;

(n)       (i) rights and interests of persons or entities other than the Company arising out of contracts, agreements and other instruments to which the Company is a party and which relate to the common ownership or joint use of property; and (ii) all liens on the interests of persons or entities other than the Company in property owned in common by such persons or entities and the Company if and to the extent that the enforcement of such liens would not adversely affect the interests of the Company in such property in any material respect;

(o)       any restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public service corporation;

(p)       any liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;

(q)       any controls, liens, restrictions, regulations, easements, exceptions or reservations of any public authority or unit applying particularly to Nuclear Fuel or any form of space satellites (including but not limited to solar power satellites), space stations and other analogous facilities whether or not in the earth’s atmosphere;

(r)       easements, ground leases or rights-of-way in, upon, over and/or across the property or rights-of-way of the Company for the purpose of roads, pipe lines, transmission lines, distribution lines, communication lines, railways, removal or transportation of coal, lignite, gas, oil or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment; provided, however, that such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by the Company;

(s)       any lien of the Trustees granted pursuant to Section 96 of this Indenture; and

(t)       any lien securing indebtedness for the payment of which money in the necessary amount shall have been irrevocably deposited in trust with the trustee or other holder of such lien; provided, however, that if such indebtedness is to be redeemed or otherwise prepaid prior to the stated maturity thereof, any notice requisite to such redemption or prepayment shall have been given in accordance with the mortgage or other instrument creating such lien or irrevocable instructions to give such notice shall have been given to such trustee or other holder.

For purposes of the foregoing definition, the term “Business Day” means any day, other than a Saturday or Sunday, which is not a (i) day on which banking institutions or trust companies, in the location of the principal corporate office of the Company, are required by law, regulation or executive order to remain closed, or (ii) day on which the corporate trust office of the Corporate Trustee is closed for business.

Section 11. Release of Predecessor After Transfer of Mortgaged and Pledged Property to a Successor. FPL reserves the right, without any vote, consent or other action by the holders of bonds of any series created after the date of this One Hundred Twenty-Eighth Supplemental Indenture, to amend the Mortgage, as hereby amended, to amend Section 86 of the Mortgage to add the following paragraph at the end of Section 86:

In case the Company, as permitted by Section 85 hereof, shall convey or transfer, subject to the Lien of this Indenture, all or substantially all of the Mortgaged Property as an entirety to a successor corporation, any such indenture described above in this Section may also provide for the release and discharge of the Company from all obligations under this Indenture or any bonds issued hereunder which are assumed by such successor corporation.

Section 12. Change Priority Opinion Requirement. FPL reserves the right, without any vote, consent or other action by the holders of bonds of any series created after the date of this One Hundred Twenty-Eighth Supplemental Indenture, to amend the Mortgage, as hereby amended, to amend Section 28 of the Mortgage

(A) to restate subdivisions (7) and (9) thereof to read substantially as follows:

(7) an Opinion of Counsel to the effect that:

(a) (i) (except as to paving, grading and other improvements to, under or upon public highways, bridges, parks or other public property of analogous character), this Indenture constitutes, or, upon the delivery of, and/or the filing and/or recording in the proper places and manner of, the instruments of conveyance, assignment or transfer, if any, specified in said opinion, will constitute, a lien on all the Property Additions to be made the basis of the authentication and delivery of such bonds, and (ii) such lien is subject to no lien thereon prior to the Lien of this Indenture except Qualified Liens and Excepted Encumbrances and any other liens of which the signer of said opinion has no actual knowledge and which do not appear on a specified lien search report received by said signer not more than five (5) Business Days prior to the date of said opinion; provided that if the counsel that delivers the opinion identified in clause (i) above has informed the Company that it is unable or unwilling to deliver the opinion identified in clause (ii) above, then from and after such notification and in lieu of the opinion addressing the requirements of such clause (ii) the Company may deliver an Officers’ Certificate instead solely with respect to the requirements of such clause (ii).

(b) the Company has corporate authority to operate such Property Additions; and

(c) that the general nature and extent of Qualified Liens, and the principal amount of the then Outstanding Qualified Lien Bonds secured thereby, if any, mentioned in the accompanying Engineer’s Certificate, are correctly stated;

(9) copies of the instruments of conveyance, assignment and transfer, if any, and the lien search report, if any, specified in the opinion and, if applicable, the Officers’ Certificate provided for in subdivision (7) above; and

and

(B) to add the following definition at the end of Section 28 of the Mortgage:

For purposes of subdivision (7) above, the term “Business Day” means any day, other than a Saturday or Sunday, which is not a (i) day on which banking institutions or trust companies, in the location of the principal corporate office of the Company, are required by law, regulation or executive order to remain closed, or (ii) day on which the corporate trust office of the Corporate Trustee is closed for business.

Section 13. Change Funded Property Definition. FPL reserves the right, without any vote, consent or other action by the holders of bonds of any series created after the date of this One Hundred Twenty-Eighth Supplemental Indenture, to amend the Mortgage, as hereby amended, to amend Section 5 of the Mortgage to replace the first two paragraphs thereof with three paragraphs reading substantially as follows:

The term “Funded Property Certificate” shall mean an Independent Engineer’s Certificate delivered to the Corporate Trustee within ninety days after the date of such certificate,

(A) stating the aggregate principal amount of bonds then Outstanding under this Indenture;

(B) stating the aggregate principal amount of bonds which the Company is then entitled to have authenticated and delivered by compliance with the provisions of Section 29 hereof;

(C) stating an amount equal to 10/6ths of the sum of the amounts stated in clauses (A) and (B) above; and

(D) describing all or any portion of the Mortgaged and Pledged Property to be designated as “Funded Property” as of the date of such certificate, which Funded Property, in the opinion of the signer, has an aggregate fair value not less than the amount stated in clause (C) above.

The term “Funded Property” shall mean:

(1) all Mortgaged and Pledged Property described in the most recent Funded Property Certificate delivered to the Corporate Trustee;

(2) all Property Additions to the extent that the same shall have been made the basis of the authentication and delivery of bonds under this Indenture after the date of the most recent Funded Property Certificate delivered to the Corporate Trustee;

(3) all Property Additions to the extent that the same shall have been made the basis of the release of property from the Lien of this Indenture after the date of the most recent Funded Property Certificate delivered to the Corporate Trustee, subject, however, to the provisions of Section 59 hereof;

(4) all Property Additions to the extent that the same shall have been substituted (otherwise than under the release or cash withdrawal provisions hereof) for Funded Property retired after the date of the most recent Funded Property Certificate delivered to the Corporate Trustee; and

(5) all Property Additions to the extent that the same shall have been made the basis of the withdrawal of any Funded Cash as hereinafter defined after the date of the most recent Funded Property Certificate delivered to the Corporate Trustee, except to the extent that any such Property Additions shall no longer be deemed to be Funded Property in accordance with the provisions of other Sections of this Indenture.

In the event that in any certificate filed with the Corporate Trustee in connection with any of the transactions referred to in clauses (2), (3) and (5) of this Section only a part of the Cost or fair value of the Property Additions described in such certificate shall be required for the purposes of such certificate, then such Property Additions shall be deemed to be Funded Property only to the extent so required for the purpose of such certificate.

The foregoing amendment shall not become effective until the Company shall have delivered a Funded Property Certificate to the Corporate Trustee.

Section 14. Annual Interest Requirements for Variable Rate Bonds. FPL reserves the right, without any vote, consent or other action by the holders of bonds of any series created after the date of this One Hundred Twenty-Eighth Supplemental Indenture, to amend the Mortgage, as hereby amended, to add a paragraph at the end of Section 7 of the Mortgage to read substantially as follows:

In calculating such Annual Interest Requirements, (A) if any bonds issued hereunder, Qualified Lien Bonds and/or other indebtedness secured by a lien prior or equal to the Lien of this Indenture bear interest at a variable rate or rates, the Annual Interest Requirements thereon shall be determined by reference to the rate or rates in effect on the date next preceding the date of the initial authentication and delivery of the bonds then applied for in the application in connection with which the Net Earning Certificate is made, (B) if such bonds then applied for and/or any bonds applied for in any other pending application are to bear interest at a variable rate or rates, the Annual Interest Requirements thereon shall be determined by reference to the rate or rates to be in effect at the time of the initial authentication and delivery thereof, and (C) the Annual Interest Requirements on bonds issued or to be issued hereunder, Qualified Lien Bonds and any other indebtedness shall be determined by reference to the rate or rates at which such obligations are stated by their terms to bear simple interest, without regard to the effective interest cost to the Company of such obligations and without regard to the stated interest rate or rates upon, or the effective cost to the Company of, other obligations for which such obligations are or are to be pledged or otherwise delivered as security.

Section 15. Replacement of Trustees. FPL reserves the right, without any vote, consent or other action by the holders of bonds of any series created after the date of this One Hundred Twenty-Eighth Supplemental Indenture, to amend the Mortgage, as hereby amended, to amend Sections 99, 101 and 102 of the Mortgage as follows:

(A) to delete all requirements for publishing notice of the resignation, removal or appointment of any Trustee in Sections 99, 101, and 102 of the Mortgage and to replace them with an obligation by the Company to notify all bondholders in writing of such resignation, removal or appointment, and to delete the words “the first publication of notice of” in Section 102 of the Mortgage; and

(B) to add a paragraph at the end of Section 101 reading substantially as follows:

So long as no event which is, or after notice or lapse of time, or both, would become, a Default shall have occurred and be continuing, and except with respect to a Trustee appointed by the bondholders as provided in Section 102 hereof, if the Company shall have delivered to the Trustee (i) resolutions of the Board of Directors appointing a successor Trustee, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with Section 104 hereof, the Trustee shall be deemed to have resigned as contemplated in Section 101 hereof, the successor Trustee shall be deemed to have been appointed by the Company pursuant to Section 102 hereof and such appointment shall be deemed to have been accepted as contemplated in Section 104 hereof, all as of such date, and all other provisions of Sections 101, 102 and 104 hereof shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this paragraph. The Company shall deliver written notice of such deemed resignation by the Trustee and deemed appointment of and acceptance by such successor Trustee to all bondholders.

Section 16. Delete Notice of Acquisition of Property subject to a Prior Lien. FPL reserves the right, without any vote, consent or other action by the holders of bonds of any series created after the date of this One Hundred Twenty-Eighth Supplemental Indenture, to amend the Mortgage, as hereby amended, to delete subsections (II) and (III) of Section 36 of the Mortgage.

Section 17. Change Insurance Covenant. FPL reserves the right, without any vote, consent or other action by the holders of bonds of any series created after the date of this One Hundred Twenty-Eighth Supplemental Indenture, to amend the Mortgage, as hereby amended, to amend Section 37 of the Mortgage to read substantially as follows:

Section 37. (a) That the Company shall (i) keep or cause to be kept all the Mortgaged and Pledged Property insured against loss by fire, to the extent that property of similar character is usually so insured by companies similarly situated and operating like properties, to a reasonable amount, by reputable insurance companies, the proceeds of such insurance (except as to any loss of material, supplies or any other property excepted from the Lien hereof and except as to any particular loss less than the greater of (A) Twenty Million Dollars ($20,000,000) and (B) three percent (3%) of the principal amount of bonds Outstanding on the date of such particular loss) to be made payable, subject to applicable law, to the Corporate Trustee as the interest of the Corporate Trustee may appear, or to the trustee or other holder of any lien prior hereto upon property subject to the Lien hereof, if the terms thereof require such payment, or to the agent or representative of the owners of jointly-owned property if the terms of such joint ownership require such payment or (ii) in lieu of or supplementing such insurance in whole or in part, adopt some other method or plan of protection against loss by fire at least equal in protection to the method or plan of protection against loss by fire of companies similarly situated and operating properties subject to similar fire hazards or properties on which an equal primary fire insurance rate has been set by reputable insurance companies; and if the Company shall adopt such other method or plan of protection, it shall, subject to applicable law (and except as to any loss of Excepted Property and except as to any particular loss less than the greater of (X) Twenty Million Dollars ($20,000,000) and (Y) three percent (3%) of the principal amount of bonds Outstanding on the date of such particular loss) pay to the Corporate Trustee on account of any loss covered by such method or plan an amount in cash equal to the amount of such loss less any amounts otherwise paid to the Corporate Trustee in respect of such loss or paid to the trustee or other holder of any lien prior hereto upon property subject to the Lien hereof in respect of such loss if the terms thereof require such payment or paid to the agent or representative of the owners of jointly-owned property if the terms of such joint ownership require such payment. Any cash so required to be paid by the Company pursuant to any such method or plan shall for the purposes of this Indenture be deemed to be proceeds of insurance. In case of the adoption of such other method or plan of protection, the Company shall furnish to the Corporate Trustee a certificate of an actuary or other qualified person appointed by the Company with respect to the adequacy of such method or plan. Whenever requested by the Corporate Trustee, there shall be delivered to the Corporate Trustee a detailed statement, signed by an officer of the Company, of any fire insurance policies then outstanding and in force upon the aforesaid property, or any part thereof, including, or by reference to former statements including, the names of the insurance companies which have issued the policies and the amounts and expiration dates thereof, together with a detailed statement, signed by an officer of the Company, of such other method or plan, if any.

(b) All moneys paid to the Corporate Trustee by the Company in accordance with this Section or received by the Corporate Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to Funded Property, shall, subject to any lien prior hereto upon property subject to the Lien hereof, be held by the Corporate Trustee and, subject as aforesaid, shall be paid by it to the Company to reimburse the Company for an equal amount expended or committed for expenditure in the rebuilding, renewal and/or replacement of or substitution for the property destroyed or damaged, upon receipt by the Corporate Trustee of:

(i)       a letter signed by an officer of the Company requesting such payment,

(ii)       an Engineer’s Certificate:

(A)       describing the property so damaged or destroyed;

(B)       stating the Cost of such property (or, if the fair value to the Company of such property at the time the same became Funded Property was certified to be an amount less than the Cost thereof, then such fair value, as so certified, in lieu of Cost) or, if such damage or destruction shall have affected only a portion of such property, stating the allocable portion of such Cost or fair value;

(C)       stating the amounts so expended or committed for expenditure in the rebuilding, renewal, replacement of and/or substitution for such property; and

(D)       stating the fair value to the Company of such property as rebuilt or renewed or as to be rebuilt or renewed and/or of the replacement or substituted property, and if

(a)       within six (6) months prior to the date of acquisition thereof by the Company, such property has been used or operated, by a person or persons other than the Company, in a business similar to that in which it has been or is to be used or operated by the Company, and

(b)       the fair value to the Company of such property as set forth in such Engineer’s Certificate is not less than Twenty-five Thousand Dollars ($25,000) and not less than one percent (1%) of the aggregate principal amount of the bonds at the time Outstanding, the Engineer making the statement required by this clause (D) shall be an Independent Engineer, and

(iii)       an Opinion of Counsel stating that, in the opinion of the signer, the property so rebuilt or renewed or to be rebuilt or renewed, and/or the replacement property, is or will be subject to the Lien hereof.

Any such moneys not so applied within thirty-six (36) months after receipt by the Corporate Trustee, or in respect of which notice in writing of intention to apply the same to the work of rebuilding, renewal, replacement or substitution then in progress and uncompleted shall not have been given to the Corporate Trustee by the Company within such thirty-six (36) months, or which the Company shall at any time notify the Corporate Trustee is not to be so applied, shall thereafter be withdrawn, used or applied in the manner, to the extent and for the purposes, and subject to the conditions, provided in Section 61; provided, however, that if the amount of such moneys shall exceed the amount stated pursuant to clause (B) in the Engineer’s Certificate referred to above, the amount of such excess shall not be deemed to be Funded Cash, shall not be subject to Section 61 and shall be remitted to or upon the order of the Company upon the withdrawal, use or application of the balance of such moneys pursuant to Section 61.

Anything in this Indenture to the contrary notwithstanding, if property on or with respect to which a loss occurs constitutes Funded Property in part only, the Company may, at its election, obtain the reimbursement of insurance proceeds attributable to the part of such property which constitutes Funded Property under this subsection (b) and obtain the reimbursement of insurance proceeds attributable to the part of such property which does not constitute Funded Property under subsection (c) of this Section.

(c) All moneys paid to the Corporate Trustee by the Company in accordance with this Section or received by the Corporate Trustee as proceeds of any insurance, in either case on account of a loss on or with respect to property which does not constitute Funded Property, shall, subject to the requirements of any lien prior hereto upon property subject to the Lien hereof, be held by the Corporate Trustee and, subject as aforesaid, shall be paid by it to the Company upon receipt by the Corporate Trustee of:

(i)       a letter from an officer of the Company requesting such payment;

(ii)       an Engineer’s Certificate stating:

(A)       that such moneys were paid to or received by the Corporate Trustee on account of a loss on or with respect to property which does not constitute Funded Property; and

(B)       if true, either (I) that the aggregate amount of the Cost or fair value to the Company (whichever is less) of all Property Additions which do not constitute Funded Property (excluding, to the extent of such loss, the property on or with respect to which such loss was incurred), after making deductions therefrom and additions thereto of the character contemplated by Section 4(II), is not less than one dollar ($1) or (II) that the amount of such loss does not exceed the aggregate Cost or fair value to the Company (whichever is less) of Property Additions acquired, made or constructed on or after the ninetieth (90th) day prior to the date of the request for such payment; or

(C)       if neither of the statements contemplated in subclause (B) above can be made, the amount by which zero (0) exceeds the amount referred to in subclause (B)(I) above (showing in reasonable detail the calculation thereof);

(iii)       if the Engineer’s Certificate required by clause (ii) above contains neither of the statements contemplated in clause (ii)(B) above, an amount in cash, to be held by the Corporate Trustee as part of the Mortgaged and Pledged Property, equal to the amount shown in clause (ii)(C) above;

(iv)       an Opinion of Counsel in accordance with Section 121 hereof stating that, in the opinion of the signer, the conditions set forth herein for the making of such payment have been satisfied and that the making of such payment by the Corporate Trustee is permitted by and in accordance with the terms of this Indenture.

To the extent that the Company shall be entitled to withdraw proceeds of insurance pursuant to this subsection (c), such proceeds shall be deemed not to constitute Funded Cash.

(d) Whenever under the provisions of this Section the Company is required to deliver moneys to the Corporate Trustee and at the same time shall have satisfied the conditions set forth herein for payment of moneys by the Corporate Trustee to the Company, there shall be paid to or retained by the Corporate Trustee or paid to the Company, as the case may be, only the net amount.

Section 18. Change Maintenance Covenant. FPL reserves the right, without any vote, consent or other action by the holders of bonds of any series created after the date of this One Hundred Twenty-Eighth Supplemental Indenture, to amend the Mortgage, as hereby amended, to amend Section 38 of the Mortgage to read substantially as follows:

Section 38. That the Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) the Mortgaged and Pledged Property, considered as a whole, to be maintained and kept in good condition, repair and working order and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made such repairs, renewals, replacements, betterments and improvements thereof, as, in the judgment of the Company, may be necessary in order that the operation of the Mortgaged and Pledged Property, considered as a whole, may be conducted in accordance with common industry practice; provided, however, that nothing in this Section shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any portion of the Mortgaged and Pledged Property if such discontinuance is in the judgment of the Company desirable in the conduct of its business; and provided, further, that nothing in this Section shall prevent the Company from selling, transferring or otherwise disposing of, or causing the sale, transfer or other disposition of, any portion of the Mortgaged and Pledged Property in compliance with the other provisions of this Indenture.

Section 19. Change Definition of Property Additions. FPL reserves the right, without any vote, consent or other action by the holders of bonds of any series created after the date of this One Hundred Twenty-Eighth Supplemental Indenture, to amend the Mortgage, as hereby amended, to delete clauses (3), (4), and (5) of subsection (I) of Section 4 of the Mortgage.

Section 20. Investment of Cash Held by Trustees. FPL reserves the right, without any vote, consent or other action by the holders of bonds of any series created after the date of this One Hundred Twenty-Eighth Supplemental Indenture, to amend the Mortgage, as hereby amended, to amend Section 95 of the Mortgage to add the following paragraphs:

Any cash held by any Trustee under any provision of this Indenture shall, except as otherwise provided in this Indenture, at the written direction of the Company, be invested or reinvested in Investment Securities specifically designated by the Company (such written request to contain a representation to the effect that the securities designated therein constitute Investment Securities), and any interest on such Investment Securities shall be promptly paid over to the Company as received free and clear of any lien. Such Investment Securities shall be held subject to the same provisions hereof as the cash used to purchase the same, but upon a like written request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as the cash used to purchase the Investment Securities so sold. If the cash used to purchase such Investment Securities was being held as part of the Mortgaged and Pledged Property, then such Investment Securities and proceeds shall also be held as part of the Mortgaged and Pledged Property. If such sale shall produce a net sum less than the cost of the Investment Securities so sold, the Company shall pay to any such Trustee such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the Investment Securities so sold, and if such sale shall produce a net sum greater than the cost of the Investment Securities so sold, any such Trustee, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess, free and clear of any lien. In no event shall any Trustee be liable for any loss incurred in connection with the purchase or sale of any Investment Security pursuant to this Section.

Notwithstanding the foregoing, if a Default shall have occurred and be continuing, interest on Investment Securities being held as part of the Mortgaged and Pledged Property and any gain upon the sale thereof shall be held as part of the Mortgaged and Pledged Property until such Default shall have been cured or waived, whereupon such interest and gain shall be promptly paid over to the Company free and clear of any lien.

Subject to the provisions of this Indenture, the Corporate Trustee, in its capacity as a “bank” (within the meaning of Section 9-102(8) of the Uniform Commercial Code of the State of New York), shall have sole dominion and control over any deposit account where cash that is being held as part of the Mortgaged and Pledged Property is deposited; provided, that, upon the occurrence and continuation of a Default, any Trustee, in such capacity, shall comply with all instructions originated by the Corporate Trustee directing the disposition of such cash in such deposit account without further consent or instruction by the Company.

For purposes of this Section, “Investment Securities” means any of the following obligations or securities on which neither the Company, any other obligor on the bonds Outstanding nor any affiliate of either is the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in any national or state bank (which may include the Corporate Trustee) or savings and loan association which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (c) bankers’ acceptances drawn on and accepted by any commercial bank (which may include the Corporate Trustee) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States or the District of Columbia, or any political subdivision of any of the foregoing, which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (e) bonds or other obligations of any agency or instrumentality of the United States; (f) corporate debt securities which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (g) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the Corporate Trustee) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (h) securities issued by any regulated investment company (including any investment company for which the Corporate Trustee is the advisor), as defined in Section 851 of the Internal Revenue Code of 1986, as amended, or any successor section of such Code or successor federal statute, provided that the portfolio of such investment company is limited to obligations or securities of the character and investment quality contemplated in clauses (a) through (f) above and repurchase agreements which are fully collateralized by any of such obligations or securities; and (i) any other obligations or securities which may lawfully be purchased by the Corporate Trustee in its capacity as such.

For purposes of this Section, “Government Obligations” means securities which are (a) (i) direct obligations of the United States where the payment or payments thereunder are supported by the full faith and credit of the United States or (ii) obligations of an entity controlled or supervised by and acting as an agency or instrumentality of the United States where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States or (b) depository receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended, which may include the Corporate Trustee) as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

Section 21. Amendments without the Consent of Bondholders. FPL reserves the right, without any vote, consent or other action by the holders of bonds of any series created after the date of this One Hundred Twenty-Eighth Supplemental Indenture, to amend the Mortgage, as hereby amended, to amend Section 120 of the Mortgage to read substantially as follows:

Section 120. Anything in this Indenture to the contrary notwithstanding, without the consent of any holders of bonds, the Company and the Trustees, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustees, for any of the following purposes:

(a)       to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company herein and in the bonds, all as provided in Article XVI hereof; or

(b)       to add one or more covenants of the Company or other provisions for the benefit of all holders of the bonds or for the benefit of the holders of, or to remain in effect only so long as there shall be Outstanding, bonds of one or more specified series, and to make the occurrence of a default in the performance of any of such additional covenants an additional “Default” under Section 65 hereof permitting the enforcement of all or any of the several remedies provided in this Indenture, as herein set forth; provided, however, that in respect of any such additional covenant, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than those allowed in the case of other defaults) or may provide for an immediate enforcement upon such default, or may (subject to the provisions of applicable law) limit the remedies available to the Trustees upon such default; or to provide that the occurrence of one or more specified events shall constitute additional “Defaults” under Section 65 hereof as if set forth therein, or to surrender any right or power herein conferred upon the Company, which additional “Default” or surrender may be limited so as to remain in effect only so long as bonds of one or more specified series shall remain Outstanding; or

(c)       to correct or amplify the description of any property at any time subject to the Lien of this Indenture, or better to assure, convey and confirm unto the Trustees any property subject or required to be subjected to the Lien of this Indenture, or to subject to the Lien of this Indenture additional property; or

(d)       to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that no such change, elimination or addition shall adversely affect the interests of the holders of bonds of any series in any material respect; or

(e)       to establish the form or terms of bonds of any series as contemplated by Article II; or

(f)       to provide for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all or any series of bonds; or

(g)       to change any place or places (within the United States of America) where (1) the principal of and premium, if any, and interest, if any, on all or any series of bonds shall be payable, (2) all or any series of bonds may be surrendered for registration of transfer, (3) all or any series of bonds may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of bonds and this Indenture may be served; or

(h)       to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or to make any other changes to the provisions hereof or to add other provisions with respect to matters or questions arising under this Indenture; provided that such other changes or additions shall not adversely affect the interests of the holders of bonds of any series in any material respect.

Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as in effect at any time and from time to time,

(x)       shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to the Trust Indenture Act of 1939 as then in effect, and the Company and the Trustees may, without the consent of any holders of bonds, enter into an indenture supplemental hereto to evidence such amendment hereof; or

(y)       shall permit one or more changes to, or the elimination of, any provisions hereof which shall theretofore have been required by the Trust Indenture Act of 1939 to be contained herein or are contained herein to reflect any provisions of the Trust Indenture Act of 1939, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustees may, without the consent of any holders of bonds, enter into an indenture supplemental hereto to evidence such amendment hereof, provided that the Indenture shall not be amended as provided in this clause (y) so as to adversely affect the interests of the holders of bonds of any series in any material respect.

ARTICLE III
Miscellaneous Provisions

Section 22. Subject to the amendments provided for in this One Hundred Twenty-Eighth Supplemental Indenture, the terms defined in the Mortgage shall, for all purposes of this One Hundred Twenty-Eighth Supplemental Indenture, have the meanings specified in the Mortgage.

Section 23. The Trustee hereby accepts the trust herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Mortgage set forth and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this One Hundred Twenty-Eighth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by FPL solely. In general, each and every term and condition contained in Article XVII of the Mortgage shall apply to and form part of this One Hundred Twenty-Eighth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this One Hundred Twenty-Eighth Supplemental Indenture.

Section 24. Whenever in this One Hundred Twenty-Eighth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage be deemed to include the successors and assigns of such party, and all the covenants and agreements in this One Hundred Twenty-Eighth Supplemental Indenture contained by or on behalf of FPL, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 25. Nothing in this One Hundred Twenty-Eighth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this One Hundred Twenty-Eighth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this One Hundred Twenty-Eighth Supplemental Indenture contained by or on behalf of FPL shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and coupons Outstanding under the Mortgage.

Section 26. The Mortgage, as hereby amended, is intended by the parties hereto, as to properties now or hereafter encumbered thereby and located within the States of Florida and Georgia, to operate and is to be construed as granting a lien only on such properties and not as a deed passing title thereto.

Section 27. This One Hundred Twenty-Eighth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

In Witness Whereof, FPL has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and in its behalf, and Deutsche Bank Trust Company Americas has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one or more of its Vice Presidents or Assistant Vice Presidents, and its corporate seal to be attested by one of its Vice Presidents, Assistant Vice Presidents, one of its Assistant Secretaries or one of its Associates, all as of the day and year first above written.

Florida Power & Light Company By: /s/ W. Scott Seeley W. Scott Seeley Vice President, Compliance & Corporate Secretary

Attest:

/s/ Charlotte B. Anderson
Charlotte B. Anderson
Assistant Secretary

Executed, sealed and delivered by

  Florida Power & Light Company

  in the presence of:

/s/ Jennifer Jeter

/s/ Sharon Sartor

Deutsche Bank Trust Company Americas
As Trustee

By:	/s/ Carol Ng
Carol Ng Vice President 60 Wall Street, 16th Floor New York, NY 10005

By:	/s/ James Briggs
James Briggs Vice President 60 Wall Street, 16th Floor New York, NY 10005

Attest:

/s/ Nigel Luke
Nigel Luke Vice President 60 Wall Street, 16th Floor New York, NY 10005

Executed, sealed and delivered by

  Deutsche Bank Trust Company Americas

  in the presence of:

/s/ Ike Graham

/s/ Hafsa Zahiri

State of Florida

County of Palm Beach

On the 2nd day of July, in the year 2018 before me personally came W. Scott Seeley, to me known, who, being by me duly sworn, did depose and say that he is the Vice President, Compliance & Corporate Secretary of Florida Power & Light Company, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

I Hereby Certify, that on this 2nd day of July, 2018, before me personally appeared W. Scott Seeley and Charlotte B. Anderson, respectively, the Vice President, Compliance & Corporate Secretary and an Assistant Secretary of Florida Power & Light Company, a corporation under the laws of the State of Florida, to me known to be the persons described in and who executed the foregoing instrument and severally acknowledged the execution thereof to be their free act and deed as such officers, for the uses and purposes therein mentioned; and that they affixed thereto the official seal of said corporation, and that said instrument is the act and deed of said corporation.

Witness my signature and official seal at Juno Beach, in the County of Palm Beach, and State of Florida, the day and year last aforesaid.

/s/ Amy Lowe
Notary Public – State of Florida

AMY LOWE
Commission # FF 949772
Expires May 11, 2020
Bonded Thru Troy Fein Insurance 800-385-7019

State of New York

County of New York

On the 26th day of June in the year 2018, before me personally came Carol Ng and James Briggs, to me known, who, being by me duly sworn, did depose and say that they are respectively a Vice President and a Vice President of Deutsche Bank Trust Company Americas, one of the corporations described in and which executed the above instrument; that they know the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that they signed their names thereto by like order.

I Hereby Certify, that on this 26th day of June, 2018, before me personally appeared Carol Ng, James Briggs and Nigel Luke, respectively, a Vice President, a Vice President and a Vice President of Deutsche Bank Trust Company Americas, a corporation under the laws of the State of New York, to me known to be the persons described in and who executed the foregoing instrument and severally acknowledged the execution thereof to be their free act and deed as such officers, for the uses and purposes therein mentioned; and that they affixed thereto the official seal of said corporation, and that said instrument is the act and deed of said corporation.

Witness my signature and official seal at New York, in the County of New York, and State of New York, the day and year last aforesaid.

/s/ Peter F Bono
Notary Public – State of New York Peter F Bono Notary Public-State of New York No. 01B06372994 Qualified in New York County My Commission Expires 04-02-2022